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                                                                   EXHIBIT 10.20




                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (this "Agreement") dated as of March 29, 1993, is by and between MediQual Systems, Inc. (the "Company"), a Delaware corporation with its principal executive offices at 1900 West Park Drive, Westborough, Massachusetts 01581, and Eric Kriss (the "Executive"), an individual residing at 36 Ivanhoe Street, Newton, Massachusetts 02158.

         Concurrently with the execution and delivery of this Agreement, the parties are entering into an employment agreement (the "Executive Employment Agreement"), pursuant to which the Company will employ the Executive as its President and Chief Executive Officer. To induce the Executive to enter into the Executive Employment Agreement, and in order to provide the Executive with an opportunity for equity participation in the Company, the Company has agreed to sell certain shares of its Common Stock, $0.001 par value, to the Executive subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual promises set forth in this Agreement, and intending to be legally bound subject to the terms and conditions hereof, the parties agree as follows:

         1. Purchase of Shares. The Company hereby agrees to issue and sell to the Executive, and the Executive hereby agrees to purchase and accept from the Company, a number of shares (the "Shares") of the common stock, $0.001 par value, of the Company ("Common Stock"), approximating 1,250,000 shares, and to be exactly the number of shares representing five per cent (5%) of (i) the aggregate number of shares of Common Stock issued and outstanding as of the date of issuance (after giving effect to such issuance), on a fully diluted basis (i.e., assuming the full conversion, exercise, or exchange of all options (including ungranted stock options reserved for issuance pursuant to employee benefit plans), warrants, and other rights to acquire shares of Common Stock, and all stock or other securities convertible into or exchangeable for shares of Common Stock), plus (ii) the assumed issuance of an additional 2,000,000 shares of Common Stock (or rights to acquire such shares) in connection with a contemplated financing. The purchase price for the Shares shall be $0.20 per share (the "Purchase Price"), and shall be paid by (i) delivery of a check payable to the order of the Company in the amount of $50,000 and (ii) delivery of a promissory note of the Executive in a principal amount representing the balance and substantially in the form attached hereto as Exhibit A. Upon receipt of such payment, the Company shall issue to the Executive one or more certificates representing the Shares. The Shares shall be subject to the Repurchase Option set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

         2.  Repurchase Option.

         (a) Subject to the following paragraph, for purposes of this Agreement, the Executive's rights in one--thirty-sixth (1/36) of the aggregate number of Shares shall vest on the last day of each of the thirty-six (36) consecutive months commencing with March 1993, provided, with respect to each such vesting date, that the Executive's employment with the Company has not previously been
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terminated pursuant to Sections 3(a)(3) or (6) of the Executive Employment
Agreement.

         Notwithstanding the foregoing, the Executive's rights in all of the Shares shall immediately vest in full on the occurrence of any of the following events: (i) the termination of the Executive's employment with the Company pursuant to Sections 3(a)(1), (2), (4), or (5) of the Executive Employment Agreement, (ii) the acquisition of equity securities of the Company (and/or options, warrants, convertible securities, and other rights to acquire equity securities of the Company) representing at least 20% of the equity of the Company, by any person or entity or any two or more persons or entities that are "affiliates" within the meaning of that term as defined in Rule 144(a)(1) under the Securities Act of 1933, as amended, or that are acting as a group for the purpose of acquiring, holding, or disposing of such equity securities or rights,
(iii) the closing of a public offering of the Company's securities registered in a registration statement filed with the United States Securities and Exchange Commission, (iv) the sale, lease, assignment, transfer, mortgaging, encumbering, or other disposition of or grant of a security interest in, all or substantially all of the Company's assets, (v) the merger or consolidation of the Company with or into another corporation or other entity (other than a wholly owned subsidiary of the Company), or (vi) the dissolution or liquidation of the Company or the winding-up of its affairs.

         (b) In the event that the Executive's employment with the Company is terminated pursuant to Sections 3(a)(3) or (6) of the Executive Employment Agreement, the Company shall have the right and option (the "Repurchase Option"), but not the obligation, to repurchase from the Executive any or all of the Shares in which the Executive's rights have not vested. The repurchase price for Shares repurchased pursuant to the Repurchase Option shall be determined based upon the effective date of the notice of exercise given to the Executive in accordance with this Agreement, as follows:

         Effective Date of
         Exercise of                                 Repurchase Price
         Repurchase Option                           Per Share
         -----------------------------------------------------
Until September 30, 1993................      $0.20

From October 1, 1993
 through March 31, 1994.................      $0.21

From April 1, 1994
 through September 30, 1994.............      $0.22

From October 1, 1994
 through March 31, 1995.................      $0.23

From April 1, 1995
 through September 30, 1995.............      $0.24

From October 1, 1995
 through March 31, 1996.................      $0.25


         3.  Exercise of Repurchase Option and Closing.
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         (a) The Company may exercise the Repurchase Option by giving written notice of exercise to the Executive within 30 days after the termination of the Executive's employment with the Company, specifying the number of Shares to be repurchased. If and to the extent the Repurchase Option is not so exercised within such 30-day period, the Purchase Option shall automatically expire and terminate, effective as of the expiration of such 30-day period.

         (b) Within 10 days after the effective date of the Company's notice of exercise of the Repurchase Option pursuant to subsection (a) above, the Executive (or his estate) shall tender to the Company at its principal offices the certificate or certificates representing the Shares that the Company has elected to repurchase, duly indorsed in blank by the Executive or with duly executed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company. Upon its receipt of such Shares, the Company shall pay to the Executive in cash the aggregate repurchase price payable for the repurchased Shares.

         (c) After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Executive on account of such Shares or permit the Executive to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

         (d) The Company shall not purchase any fraction of a Share upon exercise of the Repurchase Option, and any fraction of a Share resulting from a computation made pursuant to Section 2 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

         4.  Restrictions on Transfer.

         (a) Except as is otherwise provided below, the Executive shall not, during the term of the Repurchase Option, sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "Transfer"), any of the Shares, or any interest therein, unless and until the Executive's rights in such Shares have vested or such Shares otherwise are no longer subject to the Repurchase Option.

         (b) Notwithstanding the foregoing, the Executive may Transfer Shares to or for the benefit of any parent, spouse, child, sibling, or grandchild, or to a trust for their benefit, provided, that such Shares shall remain subject to this Agreement (including without limitation the Repurchase Option and the restrictions on transfer set forth in this Section 4) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

         5. Effect of Prohibited Transfer. Any Transfer prohibited by any provision of this Agreement shall be wholly void and without effect. The Company shall not be required to transfer on its books any of the Shares that have been sold or transferred in violation of any provision of this Agreement or to treat as the owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

         6. Restrictive Legend. All certificates representing Shares shall have affixed thereto a legend substantially in the following form, in addition to any other legends that may be required under federal or state securities laws:
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"The shares of stock represented by this certificate are subject to restrictions on transfer and options to purchase set forth in a certain Stock Purchase Agreement between the corporation and the registered owner of this certificate (or his predecessor in interest). A copy of such Agreement is available for inspection without charge at the office of the Secretary of the corporation. The corporation will furnish a copy of the restrictions on transfer and options to purchase to the holder of this certificate upon written request and without charge."

         7. Investment Representations. The Executive represents and warrants as follows:

         (a) He is purchasing the Shares for his own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the "Securities Act"), or any rule or regulation under the Securities Act.

         (b) He understands and agrees that a legend substantially in the following form will be placed on the certificate(s) representing the Shares:

"The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred, or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

         8. Adjustments for Stock Splits, Stock Dividends, etc. If from time to time during the term of the Repurchase Option there is any stock split-up, stock dividend, stock distribution, or other reclassification of the Common Stock of the Company, any and all new, substituted, or additional securities to which the Executive is entitled by reason of his ownership of the Shares immediately shall be subject to the Repurchase Option, the restrictions on transfer, and the other provisions of this Agreement in the same manner and to the same extent as the Shares, and the repurchase price payable by the Company on any exercise of the Repurchase Option shall be appropriately adjusted.

         9. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Massachusetts (without reference to principles of conflicts or choice of law that would cause the application of the internal laws of any other jurisdiction).

         10. Notices. All notices, requests, instructions or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed to the recipient party at his or its address set forth in the first paragraph above or at such other address as such party may have supplied for the purpose pursuant to this
Section 10.

         11. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. In pleading or proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart.
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         12. Captions. The captions of sections or subsections of this Agreement are for reference only and shall not affect the interpretation or construction of this Agreement.

         13. Severability. Each provision of this Agreement shall be interpreted in such manner as to validate and give effect thereto to the fullest lawful extent, but if any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable under applicable law, such provision shall be ineffective only to the extent so determined and such invalidity or unenforceability shall not affect the remainder of such provision or the remaining provisions of this Agreement.

         14. Binding Effect; Benefits; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns. Neither party hereto may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other party, and any attempted assignment or delegation without such consent shall be void and of no effect.

         15. No Conditions to Effectiveness; Entire Agreement, etc. There are no conditions precedent to the effectiveness of this Agreement. This Agreement, together with the Executive Employment Agreement, contains the entire agreement and understanding of the parties, and supersedes all prior agreements and understandings between them, with respect to the subject matter hereof. This Agreement may not be amended except by a written agreement signed by both of the parties.


         IN WITNESS WHEREOF, each of the Company and the Executive has executed and delivered this Agreement as an agreement under seal as of the date first above written.


                                        MEDIQUAL SYSTEMS, INC.



                                        By /s/ William D. Ryan
                                           -----------------------
                                           William D. Ryan
                                           Chairman of the Board





/s/ Eric Kriss
- ----------------------------
Eric Kriss